Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports each dated December 20, 2007, relating to the consolidated financial statements of Eaton Vance Corp. and management’s report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Eaton Vance Corp. for the year ended October 31, 2007.

/s/DELOITTE & TOUCHE LLP

Boston, Massachusetts November 25, 2008